     As filed with the Securities and Exchange Commission on October 4, 2001
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                            AMERICAN HEALTHWAYS, INC.
                            -------------------------
             (Exact name of Registrant as Specified in its Charter)

             DELAWARE                                    62-1117144
---------------------------------           ------------------------------------
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                         3841 GREEN HILLS VILLAGE DRIVE
                           NASHVILLE, TENNESSEE 37215
                    ----------------------------------------
                    (Address of Principal Executive Offices)

              AMERICAN HEALTHWAYS, INC. 2001 STOCK OPTION PLAN FOR
                                  NEW EMPLOYEES
              ----------------------------------------------------
                            (Full Title of the Plans)

                                  HENRY D. HERR
                         3841 GREEN HILLS VILLAGE DRIVE
                           NASHVILLE, TENNESSEE 37215
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (615) 665-1122
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                       AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED(1)         SHARE                PRICE           REGISTRATION FEE
------------------------------------   --------------  ------------------   ------------------    ----------------
Common Stock, $.001 par value          320,625 shares       $27.83(2)           $8,922,994             $2,231
Common Stock, $.001 par value          279,375 shares       $33.71(3)           $9,417,731             $2,354
    Total                              600,000 shares                          $18,340,725             $4,585

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) The offering price is estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act. The computation is based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the Plan, the shares issuable under which are registered hereby.
(3) The offering price is estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act. The computation with respect to unissued options is based on the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on October 2, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 2000, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended November 30, 2000, February 28, 2001 and May 31, 2001.

         (c) The Registrant's Current Reports on Form 8-K dated September 27, 2000, December 14, 2000, March 15, 2001, June 6, 2001, as
                  amended on August 15, 2001 and August 21, 2001, and June 15, 2001, as amended on August 20, 2001, and September 28, 2001.

         (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any of its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if any such person acted in good faith and in a manner reasonably believed to be in or not opposed to be the best interests of the corporation and (ii) in connection with any criminal action or proceeding if such person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, however, Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in review of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Article VIII of the Company's Restated Certificate of Incorporation requires that the Company indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of the Company to the extent allowed by Delaware law.

         The Company's Restated Certificate of Incorporation relieves its directors from monetary damages to the Company or to stockholders for breach of any such director's fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Under Section 102(b)(7) of the Delaware General Corporation Law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit Number                                           Description
--------------                                           -----------
     4.1           Form of certificate representing the common stock, par value $.001 per share of
                   American Healthways, Inc. - Incorporated by reference to Registration Statement on
                   Form S-1 (File No. 33-41119).
     4.2           Restated  Certificate of Incorporation - Incorporated by reference to Registration
                   Statement on Form S-1 (File No. 33-41119).
     4.3           Bylaws - Incorporated by reference to Registration Statement on Form S-1 (File No.
                   33-41119).
     4.4           American Healthways, Inc. 2001 Stock Option Plan for New Employees
     5             Opinion of Bass, Berry & Sims PLC
    23.1           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
    23.2           Consent of Deloitte & Touche LLP
    23.3           Consent of Deloitte & Touche LLP
    23.4           Consent of Deloitte & Touche LLP
    24             Power of Attorney (included on Page II-5)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 3rd day of October, 2001.



                                       AMERICAN HEALTHWAYS, INC.



                                       By: /s/ Thomas G. Cigarran
                                          --------------------------------------
                                          Thomas G. Cigarran
                                          Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Thomas G. Cigarran and Henry D. Herr, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                         TITLE                                 DATE
              ---------                                         -----                                ------
/s/ Thomas G. Cigarran                    Chairman and Chief Executive Officer (Principal       October 3, 2001
--------------------------------------    Executive Officer)
Thomas G. Cigarran



/s/ Henry D. Herr                         Executive Vice President, Chief Financial             October 3, 2001
--------------------------------------    Officer and Director (Principal Financial
Henry D. Herr                             Officer)



/s/ David A. Sidlowe                      Vice President and Controller (Principal              October 3, 2001
--------------------------------------    Accounting Officer)
David A. Sidlowe



/s/ Frank A. Ehmann                       Director                                              October 3, 2001
--------------------------------------
Frank A. Ehmann



/s/ Martin J. Koldyke                     Director                                              October 3, 2001
--------------------------------------
Martin J. Koldyke



/s/ C. Warren Neel                        Director                                              October 3, 2001
--------------------------------------
C.  Warren Neel



/s/ William C. O'Neil, Jr.                Director                                              October 3, 2001
--------------------------------------
William C. O'Neil, Jr.

                                  EXHIBIT INDEX

Exhibit Number                                        Description
--------------                                        -----------
     4.1          Form of certificate representing the common stock, par value $.001 per share of
                  American Healthways, Inc. - Incorporated by reference to Registration Statement on
                  Form S-1 (File No. 33-41119).
     4.2          Restated Certificate of Incorporation - Incorporated by reference to Registration
                  Statement on Form S-1 (File No. 33-41119).
     4.3          Bylaws - Incorporated by reference to Registration Statement on Form S-1 (File No.
                  33-41119).
     4.4          American Healthways, Inc. 2001 Stock Option Plan for New Employees
     5            Opinion of Bass, Berry & Sims PLC
    23.1          Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
    23.2          Consent of Deloitte & Touche LLP
    23.3          Consent of Deloitte & Touche LLP
    23.4          Consent of Deloitte & Touche LLP
    24            Power of Attorney (included on Page II-5)